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                                                                   EXHIBIT 23.2



                            CONSENT OF MCCARTHY TETRAULT


We hereby consent to the reference to us under the headings "Risk Factors - Risks Related to Conflicts of Interest and Limitations on Fiduciary Duties" and "Legal Matters" in the Prospectus forming part of this Amendment No. 4 to the Registration Statement and to the filing of our opinion as Exhibit 5.2 to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Commission thereunder.




/s/ MCCARTHY TETRAULT LLP

MCCARTHY TETRAULT LLP




Calgary, Alberta
September 30, 2002